UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 18, 2013 (December 12, 2013)

SPECTRA ENERGY CORP

(Exact name of registrant as specified in its charter)

Delaware	1-33007	20-5413139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Westheimer Court, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 713-627-5400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2013, Spectra Energy Corp (the “Company”) announced the retirement of Alan N. Harris, Chief Development and Operations Officer, effective January 1, 2014. As approved by the Company’s Board of Directors on December 12, 2013, responsibilities of William T. Yardley, President, U.S. Transmission and Storage, will include responsibility for the operations of the Company’s U.S. based natural gas segment in addition to his current responsibilities for the commercial aspects of that business segment, effective January 1, 2014.

Mr. Yardley, age 49, was named to his current position as the Company’s President, U.S. Transmission and Storage in January 2013, prior to which he served as the Company’s Group Vice President of its Northeastern U.S. assets and operations beginning in 2007. Mr. Yardley currently serves on the Board of Directors of Spectra Energy Partners GP, LLC (“SEP GP LLC”), the general partner of Spectra Energy Partners (DE) GP, LP, which is the general partner of Spectra Energy Partners, LP. SEP GP LLC is an indirect wholly-owned subsidiary of the Company.

On December 16, 2013, the Company issued a press release announcing the management changes described above. A copy of the press release is furnished herewith as Exhibit 99.1

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of Spectra Energy Corp, dated December 16, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRA ENERGY CORP

/s/ Patricia M. Rice
Patricia M. Rice
Vice President and Secretary

Date: December 18, 2013

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press Release of Spectra Energy Corp, dated December 16, 2013